Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-121857) and Form S-8 (Nos. 333-93697 and 333-93695) of QMed, Inc. of our report dated January 25, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
February 10, 2005